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                                                                   EXHIBIT 10.27


                             UNCONDITIONAL GUARANTY

         This Unconditional Guaranty is made and entered into as of June 2, 1997 by MICHAEL A. PRICE and KATHERINE M. PRICE, husband and wife, THOMAS W. PRICE and PATRICIA A. PRICE, husband and wife, KENNETH W. McCARTHY, JR. And CAROL L. McCARTHY, husband and wife, PAUL B. LUKE and T & W FINANCIAL CORPORATION (all collectively referred to as "Guarantor") in favor of COMMERCIAL CAPITAL CORPORATION, JAMES NEESE and LARRY RICE, individually (collectively referred to as "Seller").

                                   BACKGROUND

         Commercial Capital Corporation, as Seller, has entered into an Asset Purchase Agreement (the "Agreement"), Promissory Notes (the "Notes") and Security Agreement ("Security Agreement") all dated as of June 2, 1997 (the "Agreements") with T & W FUNDING COMPANY VI, L.L.C. (the "Purchaser"). Guarantor has a financial interest in Purchaser, and it is to Guarantor's benefit that Seller enter into the Agreements with Purchaser. Guarantor acknowledges that Seller would be unwilling to enter into the Agreements without the following unconditional guaranty, and that Seller is relying upon Guarantor's guaranty in entering in the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Seller to enter into the Agreement, and for other good and valuable consideration, the parties agree as follows:

         1. Guarantor unconditionally guarantees the timely, faithful and full performance by Purchaser of all terms and conditions of the Agreement, Notes and Security Agreement. In the event of default by Purchaser, or failure to faithfully perform any of the terms or conditions required of Purchaser under the Agreements, or in the event of failure of Purchaser to make any or all payments of money required of it under the Agreements, Guarantor unconditionally promises to pay Seller, in lawful money

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of the United States, all sums at any time due and payable under the Agreements, plus costs of collection, including reasonable attorneys fees. The obligations of each of the undersigned individuals signing as Guarantor shall be joint and several.

         2. The obligations of Guarantor hereunder are independent of the obligations of Purchaser under the Agreement, and a separate action or actions may be brought against Guarantor, whether action is brought against Purchaser or whether Purchaser be joined in any action or actions, the liability of Guarantor hereunder being primary. Guarantor hereby waives the benefit of any suretyship defenses affecting its liability hereunder or by enforcement thereof.

        3. Guarantor authorizes Seller, without notice or demand, and without affecting Guarantor's liability hereunder, from time to time to extend, accelerate, or otherwise change the payment terms, or other terms, of the Agreements or any part thereof.

        4. Guarantor waives any defense arising by reason of any defense of Purchaser, or by reason of the cessation, from any cause whatsoever, or the liability of Purchaser under the Agreement. Guarantor waives any and all demands for performance, notices of nonperformance or default, and notices of cancellation or forfeiture. Seller may apply all proceeds received from Purchaser, or others, to such part of Purchaser's indebtedness as Seller may deem appropriate without consulting Guarantor and without prejudice to or in any way limiting or lessening the liability of Guarantor under this Guaranty.

         5. This instrument constitutes the entire agreement between Seller and Guarantor. No oral or written representation not contained herein shall in any way affect this Guaranty, which shall not be modified except by the parties in writing. Waiver by Seller of any provision hereof in one instance shall not constitute a waiver as to any other instance.

         6. This Guaranty shall be governed by the internal laws of the State of Kansas without regard to choice of law principles.

         7. Guarantor and Seller irrevocably submit to the jurisdiction of the Johnson County District, State of Kansas in any action or proceeding arising out of or relating to this Guaranty, and agree that all claims in respect of such action or proceeding shall be heard and determined only in Johnson County District Court, State of Kansas.

         8. The undersigned individuals warrant and represent that

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they are financially interested in Purchaser.

         DATED as of the day and year first written above.

GUARANTOR:


/s/  MICHAEL A. PRICE                   /s/  KATHERINE M. PRICE
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Michael A. Price                        Katherine M. Price



/s/  THOMAS W. PRICE                    /s/  PATRICIA A. PRICE
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Thomas W. Price                         Patricia A. Price



/s/  KENNETH W. MCCARTHY, JR.           /s/  CAROL L. MCCARTHY
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Kenneth W. McCarthy, Jr.                Carol L. McCarthy


/s/  PAUL B. LUKE
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Paul B. Luke


T & W FINANCIAL   CORPORATION


/s/  THOMAS W. PRICE
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By: Thomas W. Price, President




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